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EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

                                   :
In re:                             :   Chapter 11
                                   :
FASTNET CORPORATION, et al.,(1)    :   Case No. 03-23143 (TMT)
                                   :   (Jointly Administered)
                  Debtors.         :
                                   :   HEARING DATE: EXPEDITED HEARING REQUESTED
                                   :   OBJECTION DEADLINE: TO BE DETERMINED

                DEBTOR'S MOTION FOR APPROVAL OF SALE AND AUCTION
                       PROCEDURES, NOTICE PROCEDURES, AND
                   BREAK-UP FEE PROVISIONS IN CONNECTION WITH
                PROPOSED SALE OF ASSETS, AND FOR RELATED RELIEF
                -----------------------------------------------

TO THE HONORABLE THOMAS M. TWARDOWSKI,
UNITED STATES BANKRUPTCY JUDGE:

         The above-captioned debtors and debtors in possession (collectively, the "Debtors"), by their attorneys, submit this Motion pursuant to Section 105(a) of Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code"), seeking the entry of an Order approving sale and auction procedures, notice provisions and break-up provisions in connection with the proposed sale of certain of the Debtor's assets, and the grant of related relief.
         In support thereof, the Debtors respectfully aver as follows:

                                  INTRODUCTION
                                  ------------

         1. On June 10, 2003 (the "Petition Date"), Fastnet Corporation commenced a case under chapter 11 of the Bankruptcy Code. On June 13, 2003, each of the other Debtors also filed petitions seeking relief under chapter 11 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as debtors -in-possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code. The cases have been consolidated for procedural purposes only. No trustee or examiner has been appointed in these cases. On June 20, 2003, the United States Trustee designated an Official Committee of Unsecured Creditors.

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(1) The Debtors consist of the following entities: FASTNET Corporation, Netaxs
Corp., SuperNet, Inc., NetReach, Inc., Fastnet Acquisition, Inc. and Fastnet Acquisition Corp.



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         2. The Debtors are internet service providers ("ISPs") and provide internet access and enhanced products and services to business and residential customers located in the mid-Atlantic region of the United States. The Debtors' services include high speed data and internet services, data center services including webhosting and managed and unmanaged collocation services, small office-home internet access, wholesale ISP services, and various professional services including eSolutions and web design and development.

                             JURISDICTION AND VENUE
                             ----------------------

         3. This court has jurisdiction over this Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. ss.ss. 157(b)(2)(A), (N) and (0). Venue of the Debtors' chapter 11 cases and this Motion in this District is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. The statutory predicate for the relief sought herein is Section 105(a) of the Bankruptcy Code.

                               FACTUAL BACKGROUND
                               ------------------

         4. To assist the Debtors in their reorganization/restructuring and/or sale efforts, the Debtors, with court approval, employed DH Capital, LLP ("DHC"). With the advice and assistance of DHC, and after a substantial marketing campaign, the Debtors and USLEC Corp., a Delaware corporation ("Purchaser") have entered into a purchase agreement (the "Purchase Agreement") for the sale of certain assets, which proposal represents the highest and best offer that the Debtors have received thus far in connection with such assets.

         5. By this Motion, the Debtors seek the entry of a procedures order (the "Procedures Order") which would schedule an auction (the "Auction"), approve certain auction procedures (the "Auction Procedures"), and provide for certain notice provisions as hereinafter set forth, all relating to the proposed sale of the assets which is the subject of the Purchase Agreement. The Debtors also seek the entry of an Order approving payment of break-up fee to Purchaser, subject to the terms and conditions delineated in the Purchase Agreement.

         6. Concurrently herewith, the Debtors have also filed a motion (the "Sale Motion") seeking an Order authorizing the Debtors to consummate the transaction contemplated in the Purchase Agreement, or such other and higher bid which may be approved by the Court at a hearing scheduled to consider approval of the sale transaction (the "Sale Hearing"). A copy of the Purchase Agreement is affixed as an Exhibit to the Sale Motion.

                             THE PURCHASE AGREEMENT
                             ----------------------

         7. The Purchase Agreement(2) provides for the sale of certain assets of the Debtors. Specifically, the Purchase Agreement provides for the purchase of all of the Debtors' right, title and interest in and to essentially all of the Debtors' tangible and intangible assets related to its commercial internet access, collocation and dedicated hosting, and dial-up business segments, as identified in the Purchase Agreement (collectively, the "Acquired Assets"), free and clear of liens, claims and encumbrances.

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(2) To the extent any summary of the terms of the Purchase Agreement set forth herein differs in any way with any of the actual terms of the Purchase Agreement, the Purchase Agreement controls.



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         8. In addition, pursuant to the Purchase Agreement, the Purchaser will acquire, by way of assumption and assignment under Section 365 of the Bankruptcy Code, certain leases and executory contracts as set forth in the Purchase Agreement, with cure amounts for the assumed leases and contracts to be paid by the Debtors, up to a maximum aggregate of $675,000 for Assumed Telco Agreements (as defined in the Purchase Agreement).

         9. The Purchase Agreement provides that the purchase price for the Acquired Assets (the "Purchase Price") is the sum of (a) 3.9 times Base Monthly Revenue(3) plus (b) Discounted Net Earned Account Receivable as of the Closing Date, subject to adjustments as set forth in Article III of the Purchase Agreement.

         10. The Purchase Agreement also provides that, subject to certain conditions in the event a sale is not made to the Purchaser, the Seller shall be obligated to pay to Purchaser a break-up fee (the "Break-Up-Fee") of $250,000.

                              THE ESCROW AGREEMENT
                              --------------------

         11. The Purchase Agreement provides for a security deposit of $300,000 to be paid by the Purchaser within two (2) Business Days of court approval of the form of Escrow Agreement, a copy of which is attached hereto as Exhibit A (the "Escrow Agreement").

         12. The Purchase Agreement further provides for the deposit of $675,000 into escrow at Closing, also pursuant to the Escrow Agreement. 13. The Escrow Agreement permits distributions by mutual instruction or court order only. 14. The Debtors ask that the Court approve the form of Escrow Agreement.

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(3) Capitalized terms used in this Motion and not defined herein shall have the same respective meanings as those terms are defined in the Purchase Agreement.



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                           PROPOSED AUCTION PROCEDURES
                           ---------------------------

         15. The Debtors propose that the Auction commence at 10:00 a.m. Eastern Standard Time on November 20, 2003, at offices of Schnader Harrison Segal & Lewis, LLP Suite 3600, 1600 Market Street, Philadelphia, PA 19103. If no bids are submitted which meet the requirement set forth below, however, no Auction shall be held.

         16. In order to ensure that the value of the Acquired Assets is truly maximized, the Debtors requests that the Court approve the following Auction
Procedures:

         i. Persons or entities wishing to make a bid for the Acquired Assets (as defined in the Sale Motion) shall summit bids in the form of a written agreement of sale (the "Proposed Agreement") to the Debtors, with a copy to the undersigned counsel and counsel for the Purchaser, so that they are received no later than 4:00 p.m. Eastern Standard Time on November 18, 2003;

         ii. The Proposed Agreement must conform to the following requirements: (1) provide for a closing date on the sale which is no later than that contained in the Purchase Agreement, (2) contain substantially the same (or more favorable) terms and conditions as those contained in the Purchase Agreement marked to show any changes thereto, and which terms and conditions, taken as a whole, and giving consideration to the probability of realizing the value of the offer, and effect of potential offsets, adjustments and cure requirements are not less favorable to the Debtors than those contained in the Purchase Agreement, (3) offer an initial competing bid (the "Overbid") which is in an amount at least $350,000.00 higher than the Purchase Price, (4) provide for the purchase of not less than all of the Acquired Assets, and (5) not be subject to any due diligence or financing contingencies;

         iii. Any bidder must attend the Auction and shall provide written evidence reasonably satisfactory to the Debtors of its financial ability to close on the transactions described in the Proposed Agreement, including proof of its financial ability to perform under the Assumed Agreements (as defined in the Purchase Agreement) under Section 365 of the Bankruptcy Code;



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         iv.      All Overbids (unless made by the Purchaser) shall be
                  accompanied by a deposit of $300,000 plus 5% of the amount by which the Overbid exceeds the Purchase Price (the "Deposit") which shall be paid to an escrow agent designated by the Debtors. If the party submitting the offer which is approved by the Bankruptcy Court fails to consummate the purchase of the Acquired Assets due to its breach of its purchase agreement with the Debtors, the Debtors shall retain the deposit as liquidated damages;

         v. Each competitive bidder shall comply with such other terms and procedures as may be imposed by the Bankruptcy Court at or prior to the Auction;

         vi. Bidding for the Acquired Assets, after the initial Overbid described in subparagraph ii above, will be conducted in incremental bids of at least $50,000.00; however, the calculation of any Overbid by Purchaser shall include a credit of the $250,000.00 Break-up Fee;

         vii. Each bid must fully disclose the identity of each entity that will be acquiring a portion of the Acquired Assets under, or otherwise participating in connection with, such bid; and

         viii. Bids timely submitted (as may be modified at Auction) shall remain open and irrevocable until a sale of the Acquired Assets is fully consummated with the successful bidder (but in no event later than thirty (30) days after the Sale Hearing, unless otherwise agreed to by both parties).

         17. The Debtors further request that the Court require that any examination by a prospective bidder of the Acquired Assets and other financial information relative to the transaction be conducted and completed at least two
(2) days prior to the Auction at mutually convenient dates and times by contacting the Debtors. Such inspections should be conducted in a manner which is not disruptive to the Debtors' operations.

         18. The Debtors request that prospective bidders be required to execute a confidentiality agreement in form and substance acceptable to the Debtors, prior to conducting any due diligence or obtaining any financial information.

         19. In addition, any bidder should be required, within twenty-four (24) hours after the Debtors' request, to submit a financial statement and financing commitment letters and other documents relating to its business activities and ability to perform in the event that its bid is accepted.



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         20. The Debtors' proposed Procedures Order also provides that offers made prior to or at the Auction may not be withdrawn after they are made, except as set forth in paragraph 13(viii) above, and any entity's refusal or failure to comply with its offer after acceptance of same by the Debtors and approval by the Court shall entitle the Debtors to retain the Deposit, without limiting any other rights that the Debtors may have against that bidder.

         21. Further, under the proposed Procedures Order, the Debtors reserve the right to reject any proposed higher or better offer which, in their discretion, is deemed inadequate or insufficient or which is contrary to the best interests of the estates. Moreover, in evaluating competing offers, the Debtors may consider all aspects of the offers, including proposed treatment and amount of cure amounts, offsets and adjustments to Purchase Price, etc. The Debtors intend to submit any disputes which may arise in connection with the bidding process to, and for resolution by, the Bankruptcy Court.

                                  BREAKUP FEE
                                  -----------

         22. The Debtors also request that the Court authorize the approval of the Break- Up Fee.

         23. The Debtors and Purchaser have invested substantial time and effort in negotiating the Purchase Agreement. Furthermore, Purchaser has invested substantial time and effort in connection with its own investigation of the Debtors and its due diligence review. Purchaser has incurred various legal and other professional expenses in connection therewith.

         24. Accordingly, the Purchase Agreement provides for the Break-Up Fee if the Purchase Agreement is terminated as a result of Debtors' acceptance of a competing bid or as a result of Debtors' unilateral abandonment of the transaction in breach of the Purchase Agreement:



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         25. The Debtors submit that the proposed Break-Up Fee will not hamper or deter competitive bidding for the assets. Rather, it has encouraged bidding by providing Purchaser with the appropriate incentive to bid for the Acquired Assets as a "stalking horse" and will likely serve to facilitate other bids as a result of the efforts of the Purchaser. The Purchaser's bid has enabled the Debtors to place the estates' property in a sales configuration mode and, therefore, benefited the Debtors' estates. Accordingly, the request for the Break-Up Fee in these cases satisfies the requirements to qualify as an administrative expense as deemed necessary by the Third Circuit Court of Appeals in In re O'Brien Environmental Energy, Inc.,1 81 F.3d 527 (3d Cir. 1999). Moreover, the amount of the fee is reasonable in relation thereto. See, e.g., In re Integrated Resources, Inc., 147 B.R. 650, 662 (S.D. N.Y. 1992) (break-up fee calculated at 1.6% of purchase price was reasonable based on industry norm of 3.3%). Here the requested break-up fee is approximately 2.74% of the Estimated Purchase Price and approximately 3.6% of the adjusted purchase price.

           CURE SCHEDULE FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES
           ----------------------------------------------------------

         26. To enable the Purchaser to identify the costs associated with the Sale and the Debtors and their professionals to analyze the net return to the Debtors' estate, the Debtors seek to identify and fix all cure amounts set forth on a "Cure Schedule" to be filed with the Court and served by first class mail on the parties to executory contracts and unexpired leases that may be assigned to the Purchaser at closing, on or before November 7, 2003. The Debtors request that the Court direct that any objections to the proposed Cure Schedule by a non-debtor party to such unexpired leases or executory contracts must be in writing, filed with the Court, and actually received by the attorneys for the Debtors on or before November 17, 2003 at 4:00 p.m. (EDT).



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         27. If no objections are received, then the cure amounts (if any) set forth in the Cure Schedule shall be binding upon the non-debtor party to the unexpired lease or executory contract for all purposes in these cases and will constitute a final determination of total cure amounts (if any) required to be paid by the Debtors and/or the Purchaser in connection with the assignment to, and assumption by, the Purchaser or an alternative higher bidder. In addition, each non-debtor contracting party in connection with an unexpired lease or executory contract shall be forever barred from objecting to the cure information set forth in the Cure Schedule, including, without limitation, the right to assert any additional cure or other amounts with respect to the unexpired lease or executory contract. If an objection is timely received, the hearing to consider objections to the proposed Cure Schedule will be held on a date to be established by the Court, provided that if the subject contract or lease is assumed and assigned to Purchaser or an alternative higher bidder, the cure amount asserted by the objecting party (or such lower amount as may be fixed by the Court) shall be deposited with and held in a segregated account by the Debtors pending further order of the Court or mutual agreement of the parties. The Debtors reserve the right to assert, notwithstanding the listing of a contract or lease on a schedule of assumed contracts or leases, or in the Cure Schedule, that such contracts or leases should be characterized as something other than executory contracts or leases under Section 365 of the Bankruptcy Code. Moreover, the Purchaser and the Debtors have reserved the right to move contracts and leases, prior to Closing, from schedules of assumed agreements to schedules of transitional or rejected agreements.



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         28. The Debtors request that any party failing to object to the proposed transaction be deemed to consent to the treatment of its executory contract or unexpired lease under Section 365 of the Bankruptcy Code. Moreover, the Debtors request that each such party be deemed to consent to the assumption and assignment of its executors contract or unexpired lease notwithstanding any anti-alienation provision or other restriction on assignment. See ss.ss. 365(c)(1)(B), (e)(2)(A)(ii) and (f).

                                     NOTICE
                                     ------

         29. Under Bankruptcy Rule 2002(a) and (c), the Debtors are required to notify their creditors of the proposed sale of the Acquired Assets, including a disclosure of the time and place of the Auction and the Sale Hearing, the terms and conditions of the Sale and the deadline for filing any objections thereto. The Debtors believe that the Procedures Order complies with Bankruptcy Rule 2002(c) and includes information concerning the Auction Procedures necessary to enable prospective bidders and others to participate in the Auction and the Sale Hearing.

         30. The Debtors will serve copies of the instant Motion as well as the Sale Motion and Procedures Order (after its entry) via overnight delivery, postage prepaid, by first-class mail, postage prepaid, to (a) all entities known to have expressed an interest in a purchase transaction with the Debtors, (b) the Office of the United States Trustee, (c) counsel to the Creditors' Committee, (d) parties in interest who have requested notice pursuant to Bankruptcy Rule 2002, (e) all known entities holding or asserting a security interest in or lien against any of the Acquired Assets, (f) all parties to the Debtors' executory contracts (except for customer contracts) and unexpired leases that the Debtors believe may be subject to assumption and assignment, (g) all taxing authorities whose rights may be affected by the sale of the Acquired Assets, and (h) the Securities and Exchange Commission and all government agencies required to receive notice of proceedings under the Bankruptcy Rules and other regulatory rules.



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         31. There are thousands of customer contracts which are to be assumed and assigned to Purchaser as part of the sale of Acquired Assets. The Debtors believe that these customer contracts are assignable as of right without notice. In addition, there are thousands of creditors and in excess of 2,000 equity security holders of the Debtors. Given the substantial cost that would be involved in mailing notices to the holders of customer contracts, shareholders and creditors who are not included in the service list, and the Debtors' extensive marketing efforts to date, the Debtors do not believe further or additional notice of the Auction or Sale Hearing is necessary.

         32. The proposed Procedures Order also provides that any party that wishes to obtain a copy of the Sale Motion, including all exhibits, may make such a request in writing to Schnader Harrison Segal & Lewis, LLP Attn: Nicholas
J. LePore, III, Suite 3600, 1600 Market Street, Philadelphia, PA 19103.

                        [THIS SPACE INTENTIONALLY BLANK]



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         WHEREFORE, the Debtors request the entry of the Procedures Order in the form affixed hereto, and such other and further relief as is just and proper.

                                     Respectfully submitted,

                                     SCHNADER HARRISON SEGAL & LEWIS LLP

                                     By: /s/ Nicholas J. LePore, III
                                         ---------------------------------------
                                         Nicholas J. LePore, III (Pa. No. 32196)
                                         Michael J. Barrie (Pa. No. 85625)
                                         1600 Market Street, Suite 3600
                                         Philadelphia, PA 19103-7286
                                         (215) 751-2000 (telephone)
                                         (215) 751-2205 (facsimile)

                                     Attorneys for the Debtors and Debtors In
                                     Possession

Dated: November 3, 2003